Exhibit (15)

August 5, 2010

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:                                    Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; and 333-166646) and Form S-3 (Registration No. 333-149052).

Commissioners:

We are aware that our report dated August 5, 2010, on our review of interim financial information of Ecolab Inc. (the “Company”) for the quarter and six month periods ended June 30, 2010 and 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota